Exhibit 10.4

FIRST LEASE AMENDING AGREEMENT

DATED AS OF: February 1st, 2021

BETWEEN:	BEDFORD STORAGE LIMITED PARTNERSHIP, limited partnership duly constituted under the laws of Ontario, having its head office at 266 King Street West, Suite 405, Toronto, Province of Ontario, M5V 1H8, herein acting and represented by its general partner, Bedford Self Storage Corporation, a corporation duly constituted pursuant to the laws of Ontario, having its head office at 266 King Street West, Suite 405, Toronto, Province of Ontario, M5V 1H8, itself represented by Paul Hornak, its Vice-President, duly authorized as he so declares;

(the “Landlord”)

AND:	NWORKS MANAGEMENT CORP., corporation governed by the Canadian Business Corporations Act, having its head office at 20 Deschênes Street, Saint-Quentin, Province of New Brunswick, E8A 1M1, herein acting and represented by Anthony Levesque, Director of Operations, duly authorized in virtue of a resolution of the Directors dated ●;

(the “Tenant” and, collectively with the Landlord, the “Parties”)

PREAMBLE

WHEREAS by a lease (the “Lease”) signed on March 19, 2020 by the Landlord, and on March 16, 2020 by the Tenant, the Tenant leased from the Landlord certain premises having a rentable area of approximately sixty-four thousand six hundred forty-two (64,642) square feet (the “Premises”), located in the building bearing civic number 3195 de Bedford Road, in the City of Montréal (Borough of Côte-des-Neiges – Notre-Dame-de-Grâce), Province of Québec, H3S 1G3 (the “Building”), constructed on lot number 2 174 547 of the Cadastre of Québec, Registration Division of Montreal (the “Land” and, collectively with the Building, the “Property”), for a term of fifteen (15) years and nine (9) months (the “Term”) commencing on September 1, 2020 and terminating on May 31, 2036;

WHEREAS the Parties have agreed to amend Section 5.1 (Base Rent) and Section 6 (Letter of Credit) of the Lease, in accordance with the terms and conditions hereinafter set forth; and

WHEREAS the Parties wish to put in writing the terms and conditions of their agreement.

NOW, THEREFORE, the Parties agree as follows:

1.	INTERPRETATION

1.1	This first lease amending agreement shall be referred to as the “Agreement”.

1.2	All the terms used herein already defined in the Lease and not defined in the present Agreement shall have the same meaning as those ascribed respectively to them in the Lease.

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1.3	The preamble and schedules hereto, if any, shall form an integral part of this Agreement.

1.4	Unless otherwise indicated, all paragraphs of the present Agreement shall take effect retroactively as of November 15, 2020.

2.	BASIC RENT

2.1	The second (2nd) row of the table inserted under Section 5.1 (Basic Rent) of the Lease is hereby amended by replacing “Sept. 1, 2020 to Nov. 15, 2020” by “Sept. 1, 2020 to Dec. 31, 2020” and the third (3rd) row of said table is hereby amended by replacing “Nov. 16, 2020 to Feb. 15, 2021” by “Jan. 1, 2021 to Feb. 15, 2021”, as follows:

Sept. 1, 2020 to Dec. 31, 2020	$0.00	$0.00	$0.00
Jan. 1, 2021 to Feb. 15, 2021	$2.50	$161,605.00	$13,467.08

3.	LETTER OF CREDIT

3.1	Notwithstanding any provision of Section 6 (Letter of Credit) of the Lease to the contrary, the Letter of Credit shall remain in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) until November 30, 2021; as of December 1, 2021 the Letter of Credit shall be reduced to the amount of ONE HUNDRED TEN THOUSAND DOLLARS ($110,000.00) and shall remain same for each annual renewal of the Letter of Credit until the end of the Term of the Lease. All the other terms and conditions of Section 6 (Letter of Credit) of the Lease shall continue to apply and remain in full force and effect.

4.	MISCELLANEOUS PROVISIONS

4.1	Lease to Remain in Effect. This Agreement contains the only amendments made to the Lease, and all the other terms and conditions set forth in the Lease shall remain unchanged and continue to apply.

4.2	Counterparts and Execution by Electronic Means. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument. This Agreement may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Agreement signed by the other party to the same extent as if such party had received an original counterpart.

4.3	Applicable Law. This Agreement shall be governed and interpreted in accordance with the laws in force in the Province of Québec. Only the courts of the Province of Québec shall have jurisdiction to rule upon any dispute. The Parties agree to elect that legal proceedings shall be heard before the courts of the judicial district in which the Property is located.

Landlord	Tenant

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4.4	Successors and Assigns. This Agreement shall be binding upon the Parties hereto as well as their successors and assigns.

4.5	Brokerage Commission. The Tenant represents that it has not retained the services of any agent, broker or other representatives for the conclusion of this Agreement. The Tenant shall indemnify and hold harmless the Landlord from any and all claims from any agent, broker or representative.

4.6	Confidentiality. The Parties shall keep the terms and conditions of this Agreement strictly confidential.

4.7	Legal Advice. The Parties acknowledge that they have respectively received independent legal advice as regards to the provisions of this Agreement.

4.8	Language. The Parties hereto acknowledge to have requested that this Agreement and all documents related thereto be drafted in English. Les parties aux présentes reconnaissent avoir requis que le présent bail ainsi que tous les documents qui y sont reliés soient rédigés en anglais.

[The signatures are on the following page.]

Landlord	Tenant

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IN VIRTUE WHEREOF, the Landlord has signed this Agreement in                           , on the                          day of February 1st, 2021.

BEDFORD STORAGE LIMITED
PARTNERSHIP, as Landlord

Per:
	Name:	Paul Hornak
	Title:	Vice-President

IN VIRTUE WHEREOF, the Tenant has signed this Agreement in Montreal, on the 1st day of February 1st, 2021.

NWORKS MANAGEMENT CORP., as Tenant

Per:	/s/ Anthony Levesque
	Name:	Anthony Levesque
	Title:	Director of Operations

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SECOND LEASE AMENDING AGREEMENT

DATED AS OF: March 25TH, 2022

BETWEEN:	BEDFORD STORAGE LIMITED PARTNERSHIP, limited partnership duly constituted under the laws of Ontario, having its head office at 266 King Street West, Suite 405, Toronto, Province of Ontario, M5V 1H8, herein acting and represented by its general partner, Bedford Self Storage Corporation, a corporation duly constituted pursuant to the laws of Ontario, having its head office at 266 King Street West, Suite 405, Toronto, Province of Ontario, M5V 1H8, itself represented by Paul Hornak, its Vice-President, duly authorized as he so declares;

(the “Landlord”)

AND:	NWORKS MANAGEMENT CORP., corporation governed by the Canadian Business Corporations Act, having its head office at 20 Deschenes Street, Saint-Quentin, Province of New Brunswick, EBA 1M1, herein acting and represented by Pierre-Luc Quimper, Chief Executive Officer, duly authorized in virtue of a resolution of the Directors dated April 26, 2022, an extract of which is attached hereto;

(the “Tenant” and, collectively with the Landlord, the “Parties”)

PREAMBLE

WHEREAS by a lease (the “Original Lease”) signed on March 19, 2020, by Landlord, and on March 16, 2020, by Tenant, Tenant leased from Landlord certain premises having a rentable area of approximately sixty-four thousand six hundred forty-two (64,642) square feet (the “Premises”), located in the building bearing civic number 3195 de Bedford Road, in the City of Montreal (Borough of Cote-des-Neiges - Notre-Dame-de-Grace), Province of Quebec, H3S 1G3 (the “Building”), constructed on lot number 2 174 547 of the Cadastre of Quebec, Registration Division of Montreal (the “Land” and, collectively with the Building, the “Property”), for a term of fifteen (15) years and nine (9) months (the “Term”) commencing on September 1, 2020, and terminating on May 31, 2036;

WHEREAS by a first lease amending agreement entered into on February 1, 2021, between Tenant and Landlord (the “First Amendment”), the Parties amended the Lease to modify the Base Rent payable and the conditions applicable to the Letter of Credit, the whole in accordance with the terms and conditions set for in the First Amendment;

WHEREAS by an agreement entered into on September 9, 2021, between Tenant and Landlord (the “Additional Agreement”), the Parties amended the Lease to modify certain terms relating to the responsibility of the Parties for the costs of the Fire Security Watch, the Fire Panel, and of the Main Electrical Service Upgrades, the whole in accordance with the terms and conditions set for in the Additional Agreement;

WHEREAS the Parties have agreed to amend Section 6 (Letter of Credit), Section 8 (Utilities) and Section 16 (Default), in accordance with the terms and conditions set forth in this second amendment to the Lease (the “Second Amendment”); and

WHEREAS the Original Lease, the First Amendment, the Additional Agreement and this Second Amendment shall hereinafter collectively referred to as the “Lease”;

NOW, THEREFORE IN CONSIDERATION OF THE FOREGOING, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	All the terms used herein already defined in the Lease and not defined in the present Second Amendment shall have the same meaning as those ascribed respectively to them in the Lease.

1.2	The preamble and schedules hereto, if any, shall form an integral part of this Second Amendment.

1.3	Unless otherwise indicated, all paragraphs of the present Second Amendment shall take effect as of the Early Occupancy Date.

2.	ADDITIONAL RENT - ELECTRICAL

2.1	Notwithstanding the provisions of Section 8 (Utilities) of the Original Lease to the contrary, the Premises have not been separately metered; Landlord having assumed the cost of Tenant’s consumption of electricity in the Premises as of the Early Occupancy Date, to be reimbursed as per the terms and conditions of this Second Amendment.

2.2	Notwithstanding Section 3.2 of the Original Lease, Tenant shall not have the obligation to pay for the cost of Tenant’s electricity consumption in the Premises during the Early Occupancy Period nor for the period commencing on the Commencement Date up to December 31, 2020.

2.3	Tenant shall reimburse Landlord for the cost of Tenant’s electricity consumption for the period commencing on January 1, 2021 until December 31, 2021 deemed to be, for all intents and purposes, ONE HUNDRED NINETY-SEVEN THOUSAND SEVEN HUNDRED SIXTY-THREE DOLLARS AND SEVENTY-SIX CENTS ($197,763.76) including applicable taxes; Landlord acknowledging receipt of the following payments:

a.	the amount of FORTY THOUSAND DOLLARS ($40,000) received on or about December 1, 2021;

b.	the amount of FORTY THOUSAND DOLLARS ($40,000) received on or about January 1, 2022;

c.	the amount of FIFTY-EIGHT THOUSAND EIGHT HUNDRED EIGHTY-ONE DOLLARS AND EIGHTY-EIGHT CENTS ($58,881.88) received on or about February 1, 2022; and

d.	the amount of FIFTY-EIGHT THOUSAND EIGHT HUNDRED EIGHTY-ONE DOLLARS AND EIGHTY-EIGHT CENTS ($58,881.88) received on or about March 1, 2022.

Landlord	Tenant

2.4	Tenant declares being entirely satisfied with the allocation of its electricity consumption for the period commencing on the Early Occupancy Date up to December 31, 2020; Tenant renouncing to all of its rights and recourses with respect to the fact that the Premises are not and will not be separately metered, and with the method of allocating the cost of its electricity consumption for such period.

2.5	Notwithstanding any provision of Section B (Utilities) of the Original Lease to the contrary, the Premises will not be separately metered and, as of January 1, 2022 and for the remainder of the Term, the Parties agree that Tenant’s cost for its electricity consumption for the Premises (the “Tenant’s Electrical Costs”) shall be equal to the difference between the total costs of electricity charged by the relevant authorities to the Landlord for the electricity consumed for the entire Building (the “Total Building Electricity Cost”), and the total cost of the electricity consumed in all the premises of the Building, other than the Premises, as measured by sub-meters and at the rates charged to Landlord by the relevant authorities for the Building (the “Other Premises Electricity Cost”). For calendar year 2022, and as of January 1, 2022, the Other Premises Electricity Cost is estimated to TWO THOUSAND FIVE HUNDRED SIXTY DOLLARS ($2,560) per month, plus applicable taxes (the “Other Premises Electricity Cost”), subject to adjustments pursuant to Section 2.9.

2.6	Tenant shall pay, as Additional Rent, its Tenant’s Electrical Costs to Landlord, provisionally, in equal consecutive monthly installments (the “Electricity Provisional Installments”), on the first day of each calendar month of each Lease Year, as of January 1, 2022, without abatement, set-off, deduction or compensation, subject to adjustments as provided herein.

2.7	Within a reasonable delay after each quarter of each Lease Year, Landlord shall remit to Tenant a statement indicating for such quarter the actual Tenant’s Electrical Costs, the Building Electricity Cost, and the Other Premises Electricity Cost as per the sub-meter readings, along with supporting evidence (the “Electrical Quarterly Statement”). Furthermore, Landlord agrees to have electrical sub-meters measuring the electrical consumption in all of the premises of the Building save for the Leased Premises for which no sub-meters shall be installed. For the period commencing as of April 1, 2022, the quarterly adjustments to Tenant’s Electrical Costs shall be based on the sub-meter readings and in accordance with the provisions of this Second Amendment.

2.8	Should the actual Tenant’s Electrical Costs indicated in the Electrical Quarterly Statement exceed the total of the Electricity Provisional Installments already paid by Tenant to Landlord for such quarter, then Tenant shall reimburse such excess amount due to Landlord within 15 days following Tenant’s receipt of the Electrical Quarterly Statement. Should the actual Tenant’s Electrical Costs indicated in the Electrical Quarterly Statement be less than the total Electricity Provisional Installments already paid by Tenant to Landlord for such quarter, then such overpaid amount shall be credited by Landlord on the next monthly installment of Rent being due under the Lease.

Landlord	Tenant

2.9	As of January 1, 2022 and until Landlord indicates otherwise, the Electricity Provisional Installments shall be EIGHTEEN THOUSAND FIVE HUNDRED DOLLARS ($18,500.00) each, plus applicable taxes. At any time during the Term after December 31, 2022, Landlord shall have the right, upon a thirty (30) day prior written notice to that effect, to adjust the Electricity Provisional Installments and the Other Premises Electricity Costs, based on Landlord’s reasonable.estimate of the actual Tenant’s Electrical Costs and of the Other Premises Electricity Costs for the Lease Year in question.

3.	DEFAULT

3.1	For clarity, Tenant’s failure to pay the Electricity Provisional Installments when due shall constitute an Event of Default in virtue of the Lease.

4.	TENANT IMPROVEMENT TAXES

4.1	As per the provisions of the Lease, in the event a Taxing Authority determines that certain equipment, facilities, installations and other improvements made by Tenant to the Premises with respect to its use thereof (collectively, the “Taxable Improvements”) are subject to taxation increasing thereby the sum of Real Estate Taxes, then in addition (without duplication) to Tenant’s Proportionate Share of Real Estate Taxes, Tenant shall pay to Landlord, as Additional Rent, such portion of the Real Estate Taxes attributable to its Taxable Improvements (the “Improvement Taxes”). For clarity, to determine the Improvement Taxes attributable to the Tenant’s Taxable Improvements, and retroactive to the Commencement Date, the following provisions shall apply:

4.1.1	for each valuation role or issue of a certificate of modification, the Improvement Taxes shall be determined by Landlord in accordance with the Taxing Authority’s appraiser’s assessment methodology and calculation. Should, despite reasonable efforts, Landlord be unable to obtain the necessary information from the Taxing Authority, Landlord can get the assistance of an independent appraiser to determine the value of the Taxable Improvements onto which shall be applied the then current tax rates as appearing on the Taxing Authority’s tax invoices;

4.1.2	the cost of such independent appraiser will be included in the Operating Costs;

4.1.3	the determination of the Improvement Taxes made in accordance with the provisions of Section 4.1.1 shall be final and binding on the Parties; and

4.1.4	for clarity, and to avoid duplication, the Improvement Taxes shall be deducted from the sum of Real Estate Taxes prior to calculating Tenant’s Proportionate Share payable thereof.

5.	DECLARATIONS

5.1	Tenant hereby acknowledges and declares that, on the date of its execution of this Agreement, there are no uncured defaults by the Landlord under the Lease, and the Landlord has performed all of its obligations set forth in the Lease; Tenant hereby renouncing to all of its rights and recourses against Landlord with respect thereto.

Landlord	Tenant

6.	MISCELLANEOUS PROVISIONS

6.1	Lease to Remain in Effect. This Second Agreement contains the only amendments made to the Lease, and all the other terms and conditions set forth in the Lease shall remain unchanged and continue to apply.

6.2	Counterparts and Execution by Electronic Means. This Second Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument. This Second Agreement may be executed in so-called “pdf’ format and each party has the right to rely upon a pdf counterpart of this Second Agreement signed by the other party to the same extent as if such party had received an original counterpart.

6.3	Applicable Law. This Second Agreement shall be governed and interpreted in accordance with the laws in force in the Province of Quebec. Only the courts of the Province of Quebec shall have jurisdiction to rule upon any dispute. The Parties agree to elect that legal proceedings shall be heard before the courts of the judicial district in which the Property is located.

6.4	Successors and Assigns. This Second Agreement shall be binding upon the Parties hereto as well as their successors and assigns.

6.5	Confidentiality. The Parties shall keep the terms and conditions of this Second Agreement strictly confidential.

6.6	Legal Advice. The Parties acknowledge that they have respectively received independent legal advice as regards to the provisions of this Second Agreement.

6.7	Language. The Parties hereto acknowledge to have requested that this Second Agreement be drafted in English. Les parties aux presentes reconnaissent avoir requis que la Seconde Convention soit redigee en anglais.

[The signatures are on the following page.]

Landlord	Tenant

IN VIRTUE WHEREOF, the Landlord has signed this Agreement in Toronto, on the 25th day of March, 2022.

BEDFORD STORAGE LIMITED PARTNERSHIP, as Landlord

Per:	/s/ Paul Hornak
	Name:	Paul Hornak
	Title:	Vice-President

IN VIRTUE WHEREOF, the Tenant has signed this Agreement in Montreal, on the 26th day of April, 2022.

NWORKS MANAGEMENT CORP., as Tenant

Per:	/s/ Pierre-Luc Quimper
	Name:	Pierre-Luc Quimper
	Title:	Chief Executive Officer

CERTIFIED EXTRACT

OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF

NWORKS MANAGEMENT CORP.

(THE “CORPORATION”)

ADOPTED ON April 26, 2022.

“BE IT RESOLVED:

-	That the Corporation is hereby authorized to enter into a lease amending agreement with Bedford Storage Limited Partnership, as landlord, with respect to a lease entered into between them on March 19, 2020, as amended, with respect to premises located at 3195 de Bedford Road, in the City of Montréal, Province of Québec, in accordance with the terms and conditions described in the agreement submitted to the Board of Directors for approval, which agreement is hereby approved.

-	That Pierre-Luc Quimper, Chief Executive Officer, be and is hereby authorized to sign the agreement with Bedford Storage Limited Partnership, substantially in form and substance to the draft agreement approved by these resolutions, and that he be authorized to approve the said agreement and to sign any other deeds and documents necessary or useful to give effect to these resolutions.”

I. , the of the Corporation, hereby certify that the foregoing is a certified extract of resolutions adopted by the Board of Directors of the Corporation on , 2022 and that the said resolutions are still in force and effect, without any modification or amendment thereto.

Signed in Montreal, Province of Quebec, on April 26, 2022.

/s/ Pierre-Luc Quimper
Name:
Title:

Landlord	Tenant

LANDLORD’S CONSENT TO ASSIGN THE LEASE

BETWEEN:

BEDFORD STORAGE LIMITED PARTNERSHIP, limited partnership, duly constituted under the laws of Ontario, having its head office at 459 Eastern Avenue, Suite 500, City of Toronto, Province of Ontario, M4M 1C2, herein acting and represented by its general partner, BEDFORD SELF STORAGE CORPORATION, legal person duly incorporated under the Business Corporations Act (Ontario), having its head office at 459 Eastern Avenue, Suite 500, City of Toronto, Province of Ontario, M4M 1C2, itself represented by Paul Hornak, its Vice-President, duly authorized for the purposes hereof as he so declares;

(the “Landlord”)

AND:

NWORKS MANAGEMENT CORP., legal person, duly incorporated under the Canada Business Corporations Act, having its head office at 20 Deschenes Street, Saint-Quentin, New Brunswick, E8A 1M1, herein acting and represented by Charles Theriault, its President , duly authorized in virtue of a resolution of the Directors dated October 9, 2023;

(the “Tenant”)

AND:	ENOVUM DATA CENTERS CORP., legal person, duly incorporated under the Canada Business Corporations Act, having head office at 1, Place Ville-Marie, Suite 3900, Montreal, Quebec, H3B 4M7, herein represented by Elaine Quimper, its President, duly authorized duly authorized in virtue of a resolution of the Directors dated October 9, 2023;

(the “Assignee”)

PREAMBLE

WHEREAS by a lease signed on March 19, 2020 (the “Initial Lease”), as amended by (i) a first lease amending agreement dated as of February 1, 2021 (the “First Amendment”), (ii) an agreement entered into on September 9, 2021 (the “Additional Agreement”), (iii) a second lease amending agreement dated as of March 25, 2022 (the “Second Amendment”), all between the Landlord and the Tenant, the Tenant leased from the Landlord certain premises identified as “Unit 4”, having a rentable area of approximately 64,642 square feet (the “Premises”) located in the building bearing civic number 3195 Bedford Road, City of Montreal, Province of Quebec, H3S 1G3, for an initial term of fifteen (15) years and nine (9) months, commencing on September 1, 2020 and terminating on May 31, 2036, subject to the renewal of the Lease, as the case may be, in accordance with Section 3.3 of the Initial Lease, and the Landlord’s Right to Terminate, as the case may be, in accordance with Section 3.4 of the Initial Lease (the Initial Lease, the First Amendment, the Additional Agreement and the Second Amendment collectively, the “Lease”);

WHEREAS the Initial Lease contains a covenant on the part of the Tenant not to assign the Lease or sublet the Leased Premises without the Landlord’s consent;

WHEREAS the Tenant has agreed to assign the Lease to the Assignee, the Assignee accepting (the “Assignment”), subject to obtaining the Landlord’s consent to such Assignment; and

WHEREAS, at the request of the Tenant, the Landlord has agreed to grant its consent to the Assignment effective retroactively as of October 9, 2023 (the “Effective Date”), subject to and upon the terms and conditions herein set out.

NOW THEREFORE, the Parties agree as follows:

1.	INTERPRETATION

1.1	This agreement regarding the Landlord’s consent to the assignment shall be referred to as the “Agreement”.

1.2	Unless otherwise defined herein or unless there be something in the subject or the context inconsistent therewith, all capitalized terms and expressions used herein shall have the same meaning as that ascribed to them in the Lease.

1.3	The preamble and schedules hereto, if any, shall form an integral part of this Agreement.

1.4	If there is any conflict between the terms of this Agreement and any of the provisions of the Lease, the provisions of this Agreement shall prevail.

2.	LANDLORD’S CONSENT

2.1	The Landlord consents to the Assignment as of the Effective Date, subject to the following terms and conditions:

2.1.1	This consent does not in any way derogate from the rights of the Landlord under the Lease unless otherwise expressly provided in this Agreement;

2.1.2	This consent does not constitute a waiver of the Assignee’s obligation to obtain the Landlord’s prior written consent to (i) any further assignment of the Lease, (ii) any sublease of the Premises, or any portion thereof, to a third party, (iii) any use or occupancy of the Premises, or a portion thereof, by a third party, or (iv) any future change of control, which consent must be obtained in accordance with the terms and conditions of the Lease;

2.1.3	By giving its consent to the Assignment, the Landlord does not acknowledge or approve of any of the terms or conditions of the Assignment as between the Tenant and the Assignee except for the assignment of the Lease itself;

2.1.4	As of the Effective Date, the Tenant and the Assignee shall be solidarily liable in favor of the Landlord in accordance with the provisions of Section 3.3 hereof, provided that, as per the last paragraph of Article 13 of the Initial Lease, such solidarity shall only extend to the expiry of the current Term (as defined in the Lease), excluding any extensions of the Term through any renewals by the Assignee. For clarity, the Tenant shall remain solidarily liable with the Assignee, without the benefit of discussion or division, for all obligations arising prior to the expiry of the current Term, including without limitation any year-end adjustments of Operating Costs and Real Estate Taxes for the period up until expiry date of the current Term, and payable after the expiry of the current Term. Notwithstanding any provision in this Agreement or the Lease, the Tenant shall remain obliged to provide the Letter of Credit to the Landlord until the Assignee provides a replacement Letter of Credit in accordance with the Lease.

2.1.5	As of the Effective Date, the Assignee, at its cost, shall make all changes necessary (such as, for example, any change of name) to its certificate of insurance, insurance policies, permits, licenses and authorizations, and any other document required under the Lease or at Law and related to the Tenant’s use or occupancy of the Premises or the business carried out therein or therefrom;

2.1.6	Concurrently with its execution of this Agreement, the Tenant shall pay the Landlord’s cost in the amount of two thousand five hundred dollars ($2,500.00), plus Sales Taxes, on account of the request for consent and the implementing documentation of this Agreement; and

2.1.7	For clarity, the Letter of Credit in possession of the Landlord shall remain in full force and effect notwithstanding the Assignment until the Assignee provides a replacement Letter of Credit in accordance with the Lease.

2.2	The Landlord’s consent to the Assignment is deemed not to have been delivered to the Tenant until the consent of the Landlord has been evidenced by the execution and delivery of this Agreement by the Landlord to the Tenant and the Assignee, and until the condition set forth in Sections 2.1.6 has been complied with.

2.3	Notwithstanding the Effective Date or any provision in the Lease or this Agreement, the Landlord shall not have to make any adjustments or reimburse any amounts received from the Tenant as of the Effective Date on account of payments due by the Tenant under the Lease, and all such adjustments shall be made between the Tenant and the Assignee, each of them renouncing to any rights and recourses against the Landlord with respect thereto.

3.	ASSIGNEE’S DECLARATION AND COVENANT

3.1	The Assignee declares having read the Lease and being fully satisfied therewith.

3.2	The Assignee accepts the Premises in the condition in which they exist as of the Effective Date. The Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Premises for the delivery of the Premises to the Assignee on the Effective Date; the Landlord remaining liable to perform only its repair and maintenance obligations as set forth in the Lease. Any further renovations, alterations or improvements in or to the Premises shall be performed in accordance with the provisions of the Lease at the Assignee’s expense, the Landlord remaining liable to perform only its repair and maintenance obligations as set forth in the Lease.

3.3	Subject to the last paragraph of Article 13 of the Initial Lease and Section 2.1.4 above, as of the Effective Date, the Assignee covenants and agrees that it, together with the Tenant, shall be solidarily bound, without the benefit of discussion or division, by all the provisions of the Lease and liable to pay to Landlord all sums of any kind whatsoever and perform all obligations of any kind whatsoever which the Tenant is obliged to pay or perform under the Lease or otherwise in respect of the Premises throughout the current Term (as defined in the Lease) including, without limitation, any loan payments to Landlord and any charges billed after the date hereof which relate to amounts payable in respect of the Premises pursuant to the Lease or otherwise which at the date hereof either had not yet been billed to the Tenant or the Assignee or had been billed to the Tenant or the Assignee on an estimated basis subject to adjustment in accordance with the provisions of the Lease.

4.	TENANT’S DECLARATION

4.1	The Tenant declares and confirms that, to its knowledge, on the date of its execution of this Agreement (i) the Landlord has executed and performed all of its obligations under the Lease, (ii) no event has occurred or situation exists that would, with the giving of notice or the passage of time or both, constitute a default of the Landlord under the Lease, and (iii) the Tenant has no claims or recourses of whatsoever nature against the Landlord under the Lease.

4.2	On the Effective Date, the Tenant releases and waives any and all rights and remedies against the Landlord to which the Tenant may be entitled at law, or as Tenant under the Lease, it being understood that any and all such rights and remedies, if any, are hereby assigned to the Assignee as per the Assignment.

5.	NOTICES

5.1	Addresses for notices in accordance with Section 18.11 of the Initial Lease, shall be as follows, for the following Parties:

5.1.1	Landlord: 459 Eastern Avenue, Suite 500, Toronto, Ontario M4M 1C2; attention to Paul Hornak, email: paul.hornak@xyzstorage.com.

5.1.2	Tenant: NWorks Management Corp., 3195 Chem. Bedford Suite D, Montreal, Quebec H3S 1G3, Attention; President, email: ctheriault@globo.tech.

5.1.3	Assignee: at the Premises, attention to Billy Krassakopoulos email: bkrassakopoulos@enovumdc.com, with a copy to: equimper@enovumdc.com.

6.	MISCELLANEOUS PROVISIONS

6.1	Effect. This Agreement takes effect retroactively as of October 9, 2023.

6.2	Lease. This Agreement contains the only amendments made to the Lease, and all the other terms and conditions set forth in the Lease shall remain unchanged and continue to apply.

6.3	Registration. This Agreement may not be registered in any manner other than by notice of lease pursuant to Article 2999.1 of the Civil Code of Quebec, and only after the Assignee has obtained the Landlord’s written approval, and without mention of any financial terms. The provisions of Section 18.2 of the Initial Lease shall apply mutatis mutandis to this Agreement.

6.4	PDF and Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed will be deemed an original, and such counterparts together shall constitute one and the same instrument. The Agreement may be executed by electronic signature (including by way of example, DocuSign) and delivered by electronic transmission in .pdf or similar universally readable format and the addressees of this Agreement may rely upon all such electronic signatures as though such electronic signatures were original signatures.

6.5	Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

6.6	Judicial District. The Parties agree to elect that any legal proceeding relating to this Agreement shall be heard before the Courts of the judicial district of Montreal.

6.7	Successors and Assigns. This Agreement shall be binding upon the Parties hereto as well as their respective successors and assigns.

6.8	Brokerage Commission. The Tenant and the Assignee represent that they have not retained the services of any agent, broker or other representatives for the conclusion of this Agreement. The Tenant and the Assignee shall indemnify and hold harmless the Landlord from any and all claims from any agent, broker or representative.

6.9	Confidentiality. The Parties shall keep the terms and conditions of this Agreement strictly confidential.

6.10	Legal Advice. The Parties acknowledge that they have respectively received independent legal advice as regards to the provisions of this Agreement and that all provisions of this Agreement have been freely and fully negotiated and that this Agreement does not constitute a contract of adhesion.

6.11	Time of the Essence. Time is of the essence of this Agreement.

6.12	Language. The Parties have requested that this Agreement be drafted in English. Les Parties ont requis que la presente convention soit redigee en anglais.

[Signature page on the following page.]

IN VIRTUE WHEREOF, the Landlord has signed this Agreement in Toronto, on the 13th day of the month of March 2024.

BEDFORD STORAGE LIMITED PARTNERSHIP, represented by BEDFORD SELF STORAGE CORPORATION (Landlord)

Per:	/s/ Paul Hornak
	Name:	Paul Hornak
	Title:	Vice President

IN VIRTUE WHEREOF, the Tenant has signed this Agreement in Montreal, on the 12th day of the month of March 2024.

NWORKS MANAGEMENT CORP.
(Tenant)

Per:	/s/ Charles Thériault
	Name:	Charles Thériault
	Title:	President

IN VIRTUE WHEREOF, the Assignee has signed this Agreement in Saint-Quentin, on the 12th day of the month of March 2024.

ENOVUM DATA CENTERS CORP.
(Assignee)

Per:	/s/ Elaine Quimper
	Name:	Elaine Quimper
	Title:	President

CERTIFIED EXTRACT

OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF
NWORKS MANAGEMENT CORP.

{THE “CORPORATION”)

ADOPTED ON OCTOBER 9, 2023.

“BE IT RESOLVED:

To authorize the Corporation to enter into the following agreements to be entered into on or following the date hereof:

[...]

Assignment of lease with NWorks Management Corp. and Bedford Storage Limited Partnership;

[...]

(the “Agreements”), the whole according to the terms and conditions set forth in the draft Agreements which have been reviewed by the undersigned and are hereby approved;

To authorize any officer or director of the Corporation, to execute and deliver, for and on behalf of the Corporation, the Agreements and all other documents which may be necessary or useful to give effect to the present resolution, with such changes, additions, deletions, modifications and amendments thereto and therefrom that he may approve, his signature to the Agreement or to any such agreements or documents to be interpreted as conclusive evidence of the approval of the Board of Directors.”

I, Charles Theriault, the President of the Corporation, hereby certify that the foregoing is a certified extract of resolutions adopted by the Board of Directors of the Corporation on October 9, 2023 and that the said resolutions are still in force and effect, without any modification or amendment thereto.

Signed in Montreal, Province of Quebec, on March 12th, 2024.

/s/ Charles Thériault
Name:	Charles Thériault
Title:	President

CERTIFIED EXTRACT

OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF

ENOVUM DATA CENTERS CORP.

(THE “CORPORATION”)

ADOPTED ON October 9, 2023.

“BE IT RESOLVED:

To authorize the Corporation to enter into the following agreements to be entered into on or following the date hereof:

[...]

Assignment of lease with NWorks Management Corp. and Bedford Storage Limited Partnership;

[...]

(the “Agreements”), the whole according to the terms and conditions set forth in the draft Agreements which have been reviewed by the undersigned and are hereby approved;

To authorize any officer or director of the Corporation, to execute and deliver, for and on behalf of the Corporation, the Agreements and all other documents which may be necessary or useful to give effect to the present resolution, with such changes, additions, deletions, modifications and amendments thereto and therefrom that he may approve, his signature to the Agreement or to any such agreements or documents to be interpreted as conclusive evidence of the approval of the Board of Directors.”

I, Elaine Quimper, the President of the Corporation, hereby certify that the foregoing is a certified extract of resolutions adopted by the Board of Directors of the Corporation on October 9, 2023 and that the said resolutions are still in force and effect, without any modification or amendment thereto.

Signed in Saint-Quentin, Province of New Brunswick, on March 12th, 2024.

/s/ Elaine Quimper
Name:	Elaine Quimper
Title:	President